Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-276093 on Form S-4 of our report dated March 12, 2024, relating to the financial statements of Homology Medicines, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 13, 2024